UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): January 3, 2006

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.	Other Events

On January 3, 2006, Nanophase Technologies Corporation (the “Company”) was to have granted shares of common stock to non-employee members of the Company’s board of directors under the Company’s 2005 Non-Employee Director Restricted Stock Plan. Such shares are vested immediately but subject to certain transfer restrictions. Pursuant to a non-material amendment to such plan (a copy of which is being furnished as Exhibit 99.1 to this report), all of the non-employee directors have elected to defer receipt of such shares which deferral will be accounted for under the Company’s Non-Employee Director Deferred Compensation Plan (a copy of which is being furnished as Exhibit 99.2). The deferred shares become payable upon such directors’ termination of service as a director of the Company.

Item 9.01.	Financial Statements and Exhibits

99.1    First Amendment to the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan.

99.2    Nanophase Technologies Corporation Non-Employee Director Deferred Compensation Plan.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: January 9, 2006	By:	/s/ JOSEPH CROSS
JOSEPH CROSS Chief Executive Officer